EXHIBIT 99.1

P R E S S R E L E A S E

For Immediate Release:

Contact:

Gerard M. Hayden, Jr.

Chief Financial Officer

(615) 301-3163

ir@healthstream.com

Mollie Condra, Ph.D.

Vice President,

Investor Relations &

Communications

(615) 301-3237

Mollie.condra@healthstream.com

HealthStream Announces Closing of

Common Stock Public Offering

NASHVILLE, Tennessee (May 28, 2015) – HealthStream, Inc. (“HealthStream”) (NASDAQ: HSTM) announced today that it has closed its previously announced public offering of 3,365,000 shares of its common stock at a price to the public of $26.75 per share. In addition, the underwriters fully exercised their 30-day over-allotment option to purchase an additional 504,750 shares from the Company, resulting in a total sale of 3,869,750 shares.

HealthStream received net proceeds of approximately $97.8 million after deducting underwriting discounts and commissions and estimated offering expenses payable by HealthStream. HealthStream intends to use $28.0 million of the net proceeds from the offering to repay all of its outstanding revolving credit facility borrowings and the remaining net proceeds for general corporate purposes, including working capital and the financing of potential acquisitions of, or investments in, strategic businesses, products or technologies.

William Blair & Company, L.L.C. and Raymond James & Associates, Inc. served as joint book-running managers of the offering. Avondale Partners, LLC, Craig-Hallum Capital Group LLC and First Analysis Securities Corp. served as co-managers of the offering.

The offering was made solely by means of a prospectus supplement to the prospectus filed with the Securities and Exchange Commission (the “SEC”) as a part of HealthStream’s effective shelf registration statement on Form S-3 (File No. 333-198059). Investors in the offering should read the prospectus supplement and accompanying prospectus for the offering and the other documents incorporated therein by reference that HealthStream has filed with the SEC for more complete information about HealthStream and the offering. Investors can obtain these documents without charge on the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement and the accompanying prospectus relating to the offering can be obtained from William Blair & Company, L.L.C., Attention: Prospectus Department, 222 West Adams Street, Chicago, Illinois 60606, or by calling 1-800-621-0687, and from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, or by calling 1-800-248-8863.

HealthStream, Inc. • 209 10th Avenue South, Suite 450 • Nashville, Tennessee 37203 • 615-301-3100 • www.healthstream.com

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About HealthStream

HealthStream (NASDAQ: HSTM) is dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of solutions is contracted by, collectively, over 4.4 million healthcare employees in the U.S. for workforce development, training & learning management, talent management, credentialing, privileging, provider enrollment, performance assessment, and managing simulation-based education programs. Our research solutions provide valuable insight to healthcare providers to meet HCAHPS requirements, improve the patient experience, engage their workforce, and enhance physician alignment. Based in Nashville, Tennessee, HealthStream has additional offices in San Diego, California, Laurel, Maryland, Brentwood, Tennessee, Pensacola, Florida, and Jericho, New York. For more information, please call 1-800-933-9293.

Cautionary Statement Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this press release HealthStream makes forward-looking statements about its use of proceeds from the offering. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in HealthStream’s filings with the SEC. You should not place undue reliance on forward-looking statements and HealthStream undertakes no obligation to update any such statements to reflect circumstances or events that occur after the dates on which the forward-looking statements are made.

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